RANKEN
ENERGY
CORPORATION
417 W. 18th Street, Suite 101
Edmond, Oklahoma 73013-3663
(405) 340-2363 • Fax (405) 340-2365

September 10, 2007

Mr. Douglas Bolen, President Delta Oil & Gas, Inc. 1055 W. Hastings Street, #300 Vancouver, BC V6E 2E9

Re:           Letter Agreement / Ranken Energy Corporation
2007-1 Drilling Program
Garvin County, OK

Dear Douglas:

This LETTER AGREEMENT shall set forth the terms and conditions for your participation in the Ranken Energy Corporation (“REC”) 2007-1 DRILLING PROGRAM located in Garvin County, Oklahoma.  Specifically, you agree to participate with a 20.000% Working Interest, subject to the following:

1.	You agree to purchase an undivided 20.0000% Working Interest in the 2007-1 DRILLING PROGRAM for a total Buy-In Cost of $77,100.00 ($385,500.00 x .20000000) which is your proportionate share.

2.
Your initial Buy-In Cost includes all leasehold, whether force pooled or leased in support of the initial test well as referred to in the trade summary sections in the 2007-1 Drilling Program technical brochure, geologic expenses, brokerage costs, 3-D seismic usage, geophysical interpretations, and overhead.

3.
You agree to pay your Buy-In Cost upon the execution of the LETTER AGREEMENT.  In addition, you agree to pay your share of the Estimated Costs to Casing Point within three (3) business days of receipt of an invoice, to be sent at a date prior to the Spud Date of each well for the following:

Drilling:	NE Antioch Prospect	Pollack #1-35	Garvin County, OK
	Washington Creek Prospect	Hulsey #1-8 Re-entry	Garvin County, OK
	West Riverbend Prospect	River #1-28	Garvin County, OK
4.
You agree to participate in the Drilling Operations to casing point in the initial test well of each prospect as specified in Item #3 above, with your interest, bearing your proportionate share of a 20% carried Working Interest in all of these operations.  Your Before Casing point Interest “BCP” shall be 25.000% and your After Casing Point Interest “ACP” shall be 20.000%.  This carried Working Interest shall only apply to the initial test well in each prospect of the 2007-1 Drilling Program.

5.	Your Net Revenue Interest Lease “NRI” in the 2007-1 Drilling Program shall be:

78% - NE Antioch Prospect
78% - Washington Creek Prospect
75% - West Riverbend Prospect

LETTER AGREEMENT
September 10, 2007

6.
You acknowledge and understand that the 2007-1 DRILLING PROGRAM required Forced Pooling under Oklahoma law and as such, the various Respondents have the right to participate in any well.  Should any Respondents elect to participate, then your participation interest may be proportionately reduced in the spacing unit.  Your costs in the project will also be proportionately reduced respectively.

7.
Should you agree to participate in any completion attempt in any well drilled in the REC 2007-1 DRILLING PROGRAM, you agree to immediately forward your proportionate share of the Estimated Completion costs, upon receipt of invoice, to Ranken Energy Corporation.

8.	You agree to become a signatory to a mutually agreeable Joint Operating Agreement “JOA” consistent with industry standards (enclosed).

9.
You acknowledge that you are a sophisticated and accredited investor and fully understand the inherent risks associated with oil and gas investing.  Further, you acknowledge that no Return on Investment or Rate of Return has been guaranteed or promised, and, in fact, accept the possibility that you could lose 100% of your investment in this program.

RISK FACTORS

10.
The undersigned understands and agrees that the Working Interests described in the Brochure are not offered on a “Turn-Key” or similar fixed cost basis.  Purchasers of Working Interests will be required to pay for their proportionate share of all costs of drilling, completion, and operation of the Wells described in the Brochure on the financial basis as described in the Brochure.  The undersigned confirms that he/she has the financial capability of paying for his/her share costs of drilling, completing and operating the Wells and that such costs may exceed the initial estimated costs set forth herein.

Should you agree with these terms and conditions expressed herein, please execute this Letter Agreement in the space provided below.

Sincerely,

Randolph L. Coy, President

Agreed to and accepted this ___ day of _________, 2007

WI OWNER: ________________________________ Print Company/Individual Name	Signature: ____________________________________

By: ________________________________________ Print Name and Title	Date: ________________________________________